EXHIBIT (i)(2)

LETTERHEAD OF PIPER RUDNICK LLP

                                                               6225 Smith Avenue
                                                  Baltimore, Maryland 21209-3600
                                                           MAIN   (410) 580-3000
                                                           FAX    (410) 580-3001

                                 April 26, 2002




PAPP AMERICA - PACIFIC RIM FUND, INC.
6225 N. 24th Street, Suite 150
Phoenix, Arizona 85016

                       Registration Statement on Form N-1A

Ladies and Gentlemen:

         Please refer to our opinion letter to you of February 28, 1997, concerning certain matters of Maryland law relating to the incorporation and the issuance of shares of Common Stock of Papp America - Pacific Rim Fund, Inc., a Maryland corporation (the "Fund"). Such opinion was filed as Exhibit 10.1 to the Fund's Registration Statement on Form N-1A (Pre-Effective Amendment No. 1 under the Securities Act of 1933, as amended, Registration No. 333-19235 and Amendment No. 1 under the Investment Company Act of 1940, as amended, Registration No. 811-8005). We hereby confirm as to an aggregate of 5,000,000 shares of Common Stock the opinion stated in that letter, as of the date thereof, and consent to your incorporation by reference of such opinion as Exhibit (i)(1) to the Fund's Registration Statement on Form N-1A (Post-Effective Amendment No. 6 under the Securities Act of 1933, as amended, Registration No. 333-19235 and Amendment No. 8 under the Investment Company Act of 1940, as amended, Registration No. 811-08005).

                                                     Very truly yours,

                                                     /s/ Piper Rudnick LLP